Exhibit 10.17

AMENDMENT TO GUARANTY AND SECURITY AGREEMENT
[Evolus/Dental Innovations]
This AMENDMENT TO GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of December 14, 2017, is made by and between EVOLUS, INC., a Delaware corporation (the “Grantor”), and Dental Innovations BVBA, as Collateral Agent for the Secured Parties and amends that certain Guaranty and Security Agreement, dated as of April 19, 2017, by and between the Grantor in favor of the Collateral Agent (the “Agreement”).
RECITALS
WHEREAS, the Grantor and Collateral Agent desire to amend the Agreement to provide for the termination of the Agreement and the release of the First Priority lien and security interest in favor of the Secured Parties in and to the Collateral upon certain circumstances relating to sales of the Grantor’s securities; and
WHEREAS, pursuant to Section 14 of the Agreement, the Agreement may be amended, modified, supplemented, terminated or waived only by the Collateral Agent (with the consent of the Requisite Holders) and the Grantor.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good, fair and valuable consideration and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
1.Amendment to Section 17. Section 17 of the Agreement is hereby amended and restated in its entirety as follows:
“Termination; Release. On the earlier of (a) the date on which all Secured Obligations have been paid and performed in full, (b) the date on which all of the Notes have been converted in full to equity pursuant to Section 4 of the Notes, and (c) the consummation of an initial public offering of the Grantor’s common stock pursuant to a registration statement filed under the Securities Act of 1933, then the Collateral Agent will, at the request and sole expense of the Grantor, execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, including without limitation appropriate UCC-3 termination statements to reflect the termination of the Collateral Agent’s security interest pursuant to this Agreement.”
2.Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as in the Agreement.
3.Amendment and Ratification. The parties agree that the Agreement is hereby amended in accordance with this Amendment. Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Agreement shall remain in full force and effect, and shall be binding upon each of the parties under the Agreement.

4.Counterparts. This Amendment and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
5.Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVOLUS, INC., as Grantor

By	/s/ Murthy Simhambhatla

Name:	Murthy Simhambhatla
Title:	CEO
Address for Notices:
1027 Garden Street
Santa Barbara, CA 93101

DENTAL INNOVATIONS BVBA, as Collateral Agent

By	/s/ Frank Laukoetter /s/ Didier Westen

Name:	Frank Laukoetter Didier Westen
Title:	Managing Director Managing Director
Address for Notices:

Dental Innovations BVBA
Wiegstraat 21
2000 Antwerpen
Belgium

Signature Page to Amendment to Guaranty and Security Agreement